EXHIBIT 99

NEWS RELEASE For Immediate Release
For more information:
ATC Technology Corporation	Mary Ryan
Reports Second Quarter Results	630.663.8283
maryan@corpatc.com

Downers Grove, Illinois, Tuesday, July 27, 2010 – ATC Technology Corporation (ATC) (NASDAQ-GS: ATAC), today reported financial results for the second quarter 2010.

Second Quarter Results

For the quarter ended June 30, 2010, revenue decreased 9.6% to $104.4 million from $115.5 million for the same period in 2009.  Income from continuing operations for the second quarter of 2010 was $7.8 million versus a loss of $16.7 million for the second quarter of 2009.  Income from continuing operations per diluted share for the quarter was $0.39, as compared to a loss of $0.85 per share or income of $0.53 per diluted share on an adjusted basis, for the second quarter of 2009.  Additionally, the Company recorded a loss from discontinued operations of $5.4 million, or $0.27 per share primarily related to the sale of its U.K.-based engine remanufacturing business.

Logistics segment revenue for the second quarter decreased 8.6% to $77.6 million from $84.9 million in the second quarter of 2009.  Logistics segment profit for the quarter decreased 24.2% to $11.9 million from $15.7 million in the same quarter of last year.  The decreases in revenue and profit were primarily attributable to a reduction in returns volumes with AT&T driven by increased device quality and wider consumer acceptance of smartphones and the impact of price concessions in connection with contract renewals, partially offset by an increase in revenue with TomTom.

Drivetrain segment revenue decreased 12.4% to $26.8 million from $30.6 million in the second quarter of 2009.  Second quarter segment loss was $0.4 million compared to a loss of $37.4 million, or segment profit of $1.7 million excluding a goodwill impairment charge of $37.0 million and restructuring charges of $2.1 million in last year’s second quarter.  The decreases were driven by the loss of the Honda transmission remanufacturing program and launch costs associated with new engine remanufacturing programs, which were partially offset by the cost savings attributable to last year’s restructuring of the Drivetrain business.

Todd R. Peters, President and CEO said, “On July 19, 2010 we announced that ATC had entered into a definitive agreement and plan of merger to be acquired by GENCO Distribution System, Inc. (GENCO), a privately held third-party provider of logistics services for retailers, manufacturers, and U.S. government agencies, in an all-cash merger valued at $512.6 million.  Our news release, along with our merger agreement and other documents filed with the Securities and Exchange Commission (SEC) on July 19th, highlight various aspects of the proposed transaction.  In light of this recent development, specifically including the pending filing of our proxy statement related to the proposed transaction with GENCO, we will not hold a conference call on July 28th to discuss second quarter results as previously announced.

“I am pleased to report that during the second quarter in our Logistics business, we set the stage for growth in the second half of the year.  Although not material to the quarter’s result, we launched new or expanded programs with AT&T, U.S. Cellular, and a leading wireless device manufacturer.  We also won $38 million in new business.  These wins include the expansion of programs with existing customers, new programs with existing customers and a program with a new customer.  While revenue related to returns volumes with AT&T was down, it was in line with our expectations and recent run rate, and we benefitted from strong volumes with TomTom.  Our segment profit for the quarter of $11.9 million or 15.3% of net sales met our expectations.

“Also, in early July, we invested $10 million in a joint venture with Genesis Networks Enterprises, LLC (Genesis), a leading minority-owned provider of network, IT and supply chain solutions to the communications industry, to form Genesis-ATC.  Genesis owns 51% of Genesis-ATC and our subsidiary, ATC Logistics & Electronics, Inc., owns the remaining 49%.  Genesis-ATC combines the strengths of two companies to provide value-added distribution services for consumer electronic products such as cable set-top boxes, along with field service support and reverse logistics services to AT&T and other customers.  Genesis-ATC will open a wider range of new business opportunities for both partners.  In certain cases, ATC Logistics & Electronics, Inc. will provide services to Genesis-ATC.

“As we previously announced, we sold the U.K.-based operation of our Drivetrain business in May to two senior members of the local management team.  During the quarter, we continued to make significant progress on the launch of the new U.S.-based engine remanufacturing programs.  We remain optimistic that we will achieve our modest profitability targets for the full year.

“I refer you to our Form 10-Q for the three and six months ended June 30, 2010 for additional details on our results.”

For further information, please see the Company’s periodic reports filed with the SEC.

ATC Technology Corporation is headquartered in Downers Grove, Illinois.  The Company provides comprehensive engineered solutions for logistics and refurbishment services to the consumer electronics industries and the light-, medium- and heavy-duty vehicle service parts markets.

Additional Information

The proxy statement that ATC plans to file with the SEC and mail to its stockholders will contain information about ATC, GENCO, the proposed merger, and related matters.  Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger.  In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from ATC by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about ATC, without charge, from the SEC’s website (www.sec.gov) or, without charge, from ATC by mail or from ATC’s website (www.goATC.com).  This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of ATC.  ATC and its executive officers and directors may be deemed to be participants in the solicitation of proxies from ATC’s stockholders with respect to the proposed merger.  Information regarding any interests that ATC’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

###

goATC.com
Certain statements in this news release are “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  These forward-looking statements generally include all statements other than statements of historical fact, including statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions. In addition, any statements concerning future financial performance or position (including future revenues, expenses, earnings, growth rates or margins), ongoing business strategies, budgets or prospects, and possible future actions are also forward-looking statements. The forward-looking statements contained in this news release are based on information available to our management as of the date of this news release, and reflect management’s judgments, beliefs and assumptions as of the date of this news release with respect to future events, the outcome of which is subject to risks and uncertainties that could have a significant impact on our business, operating results or financial condition in the future. Should one or more of these risks or uncertainties materialize, or should underlying information, judgments, beliefs, or assumptions prove incorrect, actual results or outcomes could differ materially from those expressed or implied by the forward-looking statements in this news release. Some of these risks and uncertainties are described in our periodic filings with the Securities and Exchange Commission.  We disclaim any intention or obligation to update the forward-looking statements contained in this news release.

ATC TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Net sales:
Services	$77,621	$84,887	$152,718	$162,203
Products	26,816	30,585	52,716	63,920
Total net sales	104,437	115,472	205,434	226,123

Cost of sales:
Services	58,216	60,479	114,872	115,786
Products	24,870	25,653	48,655	53,706
Products - exit, disposal, certain severance and other charges	-	566	-	946
Total cost of sales	83,086	86,698	163,527	170,438

Gross profit	21,351	28,774	41,907	55,685

Selling, general and administrative expense	9,556	11,987	19,545	24,301
Impairment of goodwill	-	36,991	-	36,991
Exit, disposal, certain severance and other charges	281	1,561	345	4,343

Operating income (loss)	11,514	(21,765)	22,017	(9,950)

Interest income	73	67	107	130
Other income (expense), net	(59)	(2)	(219)	9
Interest expense	(126)	(349)	(258)	(607)

Income (loss) from continuing operations before income taxes	11,402	(22,049)	21,647	(10,418)

Income tax expense (benefit)	3,553	(5,393)	6,883	(1,149)

Income (loss) from continuing operations	7,849	(16,656)	14,764	(9,269)

Income (loss) from discontinued operations, net of income taxes	(5,399)	100	(5,229)	(103)

Net income (loss)	$2,450	$(16,556)	$9,535	$(9,372)

Per common share - basic:
Income (loss) from continuing operations	$0.39	$(0.85)	$0.73	$(0.47)
Income (loss) from discontinued operations	$(0.27)	$0.01	$(0.26)	$(0.01)
Net income (loss)	$0.12	$(0.84)	$0.47	$(0.48)

Weighted average number of common shares
outstanding	19,961	19,631	19,913	19,588

Per common share - diluted:
Income (loss) from continuing operations	$0.39	$(0.85)	$0.73	$(0.47)
Income (loss) from discontinued operations	$(0.27)	$0.01	$(0.26)	$(0.01)
Net income (loss)	$0.12	$(0.84)	$0.47	$(0.48)

Weighted average number of common and
common equivalent shares outstanding	19,996	19,631	20,013	19,588

ATC TECHNOLOGY CORPORATION

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles ("GAAP") to those presented on the basis of methodologies other than in accordance with GAAP ("non-GAAP")

(In millions, except per share data)

	For the three months ended June 30, 2009	For the six months ended June 30, 2009
	(Unaudited)
Consolidated Data:

Loss from continuing operations (GAAP basis)	$(16.7)	$(9.3)

Impairment of goodwill - Drivetrain Segment, net of tax (a)	26.0	26.0
Drivetrain segment plant closure and restructuring costs, net of tax	1.3	3.3

Adjusted income from continuing operations (non-GAAP basis)	$10.6	$20.0

Earnings Per Diluted Share:
Loss from continuing operations (GAAP basis)	$(0.85)	$(0.47)

Impairment of goodwill - Drivetrain Segment, net of tax	1.32	1.32
Drivetrain segment plant closure and restructuring costs, net of tax	0.07	0.17
Impact of two-class method of reporting earnings per share	(0.01)	(0.01)

Adjusted income from continuing operations (non-GAAP basis)	$0.53	$1.01

Diluted Shares Outstanding	19.7	19.6

Drivetrain Segment Data:

Segment loss (GAAP basis)	$(37.4)	$(39.1)

Impairment of goodwill - Drivetrain Segment	37.0	37.0
Plant closure and restructuring costs	2.1	5.3

Adjusted Segment profit (non-GAAP basis)	$1.7	$3.2

(a) Includes income tax expense of $0.9 million, or $0.05 per diluted share, recorded during the second quarter of 2009, primarily related to valuation allowances on applicable state deferred tax assets.

Explanation of non-GAAP financial measures:
The Company reports its financial results of operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of the Company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Following is a description of certain of the non-GAAP financial measures used by the Company:

Adjusted Income From Continuing Operations:  Represents income (loss) from continuing operations (GAAP basis) adjusted to exclude, on an after-tax basis, (i) the Drivetrain impairment of goodwill charge and (ii) the Drivetrain plant closure and restructuring costs.

Adjusted Income From Continuing Operations Per Diluted Share Represents income (loss) from continuing operations per share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, (i) the Drivetrain impairment of goodwill charge and (ii) the Drivetrain plant closure and restructuring costs.  Our earnings per share amounts are calculated under the two-class method of presenting earnings per share for all periods presented, which requires that we allocate a portion of our income to participating securities (outstanding unvested share-based awards that contain rights to nonforfeitable dividends).

Adjusted Segment profit:  Represents segment profit (loss) (GAAP basis) adjusted to exclude (i) the Drivetrain impairment of goodwill charge and (ii) the Drivetrain plant closure and restructuring costs.

The Company believes these non-GAAP financial measures provide management, investors, equity analysts, and rating agencies with useful information by which to measure our performance.  In addition, many of the Company’s internal performance measures are based on these non-GAAP financial measures.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.